UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 21, 2006
BH Lodging Corp.
(Formerly Boykin Lodging Company)
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-11975	34-1824586
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Guildhall Building, Suite 1500, 45 W. Prospect Avenue, Cleveland, Ohio (Address of Principal Executive Offices)	44115 (Zip Code)
(216) 430-1200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1	REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 21, 2006, Boykin Lodging Company (the “Company”) amended and restated its Deferred Compensation Plan and the related rabbi trusts (the “Plan”). The amendments to the Plan provide that deferrals and earnings credits will be paid to participants on the first business day of the first plan year following a plan year in which a change of control of the Company occurs. Prior to the amendment, the deferrals and credits would have been paid on March 1 of such year. The amendments to the Plan prohibit further amendments to the Plan or the rabbi trusts adversely affecting participants and changing the trustees of the rabbi trusts without the consent of the affected participants. The Plan also was amended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The amendments do not increase the amount to be paid to any participant in the Plan.

In addition, on September 21, 2006, the Company amended its COO Severance Plan, CFO/CIO Employee Severance Plan and Key Employee Severance Plan (Sr. Vice Presidents and Vice Presidents) (the “Severance Plans”). For purposes of compliance with Section 409A of the Code, the Severance Plans were amended to revise the payment schedule for the vehicle allowance amount (or in the case of a Vice President, the Participant’s parking allowance only) (the “Vehicle Benefit”) that was in effect on the date immediately prior to a change of control. The amendments provide that one twenty-fourth (or one-eighteenth in the case of a Vice President) of the Vehicle Benefit will be payable in monthly installments beginning on the first day of the month following a participant’s involuntary termination (as defined in the Severance Plans) through December 31 of the year in which the participant’s involuntary termination occurs. On the first business day of the calendar year following the year in which the participant’s involuntary termination occurs (the “Payment Date”), the unpaid amount of the Vehicle Benefit will be paid to the participant by the Company in the form of a lump sum cash payment. In the event that the Company fails to make the lump sum payment within fifteen (15) days following the Payment Date, the Company will pay to the participant no later than March 15 following the year in which the participant’s involuntary termination occurs an additional payment in an amount equal to such lump sum payment. The Company has also agreed to indemnify the participants for all taxes (together with interest or penalties imposed with respect to such taxes) that would be incurred directly or indirectly by the participants pursuant to Section 409A of the Code as a result of the Company’s failure to comply with its obligation to pay the Vehicle Benefit. The Severance Plans also were amended to clarify the insurance benefits to be provided to participants during the continuation period provided for under the Severance Plans. The amendments do not increase the amount to be paid to any participant in the Severance Plans provided that the Company pays the Vehicle Benefit in accordance with the Severance Plans.

SECTION 5	CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

On September 21, 2006, Boykin Lodging Company (the “Company”) issued a press release announcing that it had completed the merger of Braveheart II Realty (Ohio) Corp. with and into the Company, the merger of Braveheart II Properties Company LLC with and into Boykin Hotel Properties L.P. and the other transactions contemplated by the Agreement and Plan of Merger, dated as of May 19, 2006, among Braveheart Investors LP, Braveheart II Realty (Ohio) Corp., Braveheart II Properties Holding LLC, Braveheart II Properties Company LLC, the Company and Boykin Hotel Properties, L.P. (the “Merger Agreement”). Under the terms of the Merger Agreement, each outstanding common share of the Company was converted into the right to receive $7.63. In addition, each depositary share representing a 1/10th interest in the Company’s 10 1/2% Class A Cumulative Preferred Shares, Series 2002-A, was converted into the right to receive $25.051042 per depositary share.

As a result of the mergers, Braveheart Investors LP owns 100% of the voting securities of the Company.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

In connection with the completion of the transactions contemplated by the Merger Agreement, each director of the Company resigned, and the employment of each of the Company’s executive officers was terminated.

SECTION 9	FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

99.1 Boykin Lodging Company press release dated September 21, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
BH LODGING CORP.
(FORMERLY BOYKIN LODGING COMPANY)
By: /s/ Mohamed Thowfeek
Mohamed Thowfeek
Assistant Secretary and Treasurer
Date: September 22, 2006